UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On March 25, 2020, ShiftPixy, Inc. (“we,” “us” and “our”) filed Amended and Restated Articles of Incorporation (the “Restated Articles of Incorporation”), which have been approved by our board of directors and by our shareholders representing a majority of our outstanding shares of capital stock. The Restated Articles of Incorporation, among other things, set conversion rights for our Class A Preferred Stock, par value $0.0001 per share, to convert into shares of our common stock, par value $0.0001 per share, on a one-for-one basis.

We will file a preliminary Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission regarding the Restated Articles of Incorporation, and a definitive Information Statement will be subsequently filed and will be mailed to stockholders of record as described in the Information Statement.  The shareholder action approving the Restated Articles of Incorporation will become effective twenty days after the date that the definitive Information Statement is first mailed to stockholders.

The foregoing description of the Restated Articles of Incorporation does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference..

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of ShiftPixy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: March 26, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director